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                                                                  EXHIBIT (p)(9)

Updated 31 March 2003.

                                 CODE OF ETHICS

PERSONAL INVESTMENT POLICY FPM 4.8

Citigroup Asset Management ("CAM")(1), has adopted this policy on securities transactions in order to accomplish two goals: first, to minimize conflicts and potential conflicts of interest between employees of CAM and CAM's clients including registered investment companies under the United States Investment Company Act of 1940 ("Funds") and second, to provide policies and procedures consistent with applicable law, including but not restricted to the insider dealing provisions of the Criminal Justice Act 1993 and Rule 17j-1 under the United States Investment Company Act of 1940, to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts. ALL UK EMPLOYEES OF CAM ARE COVERED PERSONS UNDER THIS POLICY.

1.   STATEMENT OF PRINCIPLES

All CAM employees owe a fiduciary duty to CAM's clients when conducting their personal investment transactions. Employees must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions.

All personal securities transactions by Covered Persons shall adhere to the requirements of this policy and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person's position of trust and responsibility.

CAM employees who are members of the Global Investment Management Planning Group ("GIMPG") are designated as Covered Persons under the Citigroup Personal Trading Policy, in addition to being covered under this CAM PIP. These individuals are required to adhere both to the provisions outlined in this policy, and also must abide by the requirements established under the Citigroup Personal Trading Policy. As such, these individuals are subject to the restrictions imposed by the quarterly Citigroup stock blackout period, which occurs at the beginning of every calendar quarter and ends 24 hours after the dissemination of Citigroup earnings news.

Members of the CAM Management Committee are also subject to the quarterly blackout period for Citigroup stock. CAM may determine from time to time that other CAM persons be subject to the quarterly Citigroup stock blackout period.

While the CAM policy is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but to the spirit of the policies contained herein.

Employees are reminded that they are also subject to other Citigroup policies, including policies on insider trading, the purchase and sale of securities listed on any applicable CAM restricted list, the receipt of gifts and service as a director of a publicly traded company. EMPLOYEES MUST NEVER TRADE IN A SECURITY OR COMMODITY WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION AFFECTING THE ISSUER OR THE MARKET FOR THOSE SECURITIES OR COMMODITIES, EVEN IF THE EMPLOYEE HAS SATISFIED ALL OTHER REQUIREMENTS OF THIS POLICY.

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(1)  The investment advisory entities of CAM covered by this policy include:
     Salomon Brothers Asset Management Limited; Smith Barney Global Capital Management, Inc.; Citibank Global Asset Management, a division of Citibank, N.A. and Citibank International plc; and Citigroup Asset Management Limited.

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The reputation of CAM and its employees for straightforward practices and integrity is a priceless asset, and all employees have the duty and obligation to support and maintain it when conducting their personal securities transactions.

2.   APPLICABILITY - CAM EMPLOYEES

This policy applies to all UK employees of CAM, including part-time employees. Each employee must comply with all of the provisions of the policy applicable to CAM employees unless otherwise indicated. Certain employees are considered to be "investment personnel" (i.e., portfolio managers, and research analysts (and their assistants)), and as such, are subject to certain additional restrictions outlined in the policy.
GENERALLY, TEMPORARY PERSONNEL AND CONSULTANTS WORKING IN ANY CAM BUSINESS ARE SUBJECT TO THE SAME PROVISIONS OF THE POLICY AS FULL-TIME EMPLOYEES, AND THEIR ADHERENCE TO SPECIFIC REQUIREMENTS WILL BE ADDRESSED ON A CASE-BY-CASE BASIS. The personal investment policies, procedures and restrictions referred to herein also apply to an employee's spouse and minor children. The policies also apply to any other account over which the employee is deemed to have BENEFICIAL OWNERSHIP. This includes: accounts of any immediate family members sharing the same household as the employee; accounts of persons or other third parties for whom the employee exercises investment discretion or gives investment advice; a legal vehicle in which the employee has a direct or indirect beneficial interest and has power over investment decisions; accounts for the benefit of a third party (e.g., a charity) which may be directed by the employee (other than in the capacity of an employee); and any account over which the employee may be deemed to have control. For a more detailed description of beneficial ownership, see Exhibit A attached hereto.

These policies place certain restrictions on the ability of an employee to purchase or sell securities that are being or have been purchased or sold by a CAM managed fund or client account. The restrictions also apply to securities that are "related" to a security being purchased or sold by a CAM managed fund or client account. A "related security" is one whose value is derived from the value of another security (e.g., a warrant, option or an indexed instrument).

Securities are defined as stocks, notes, bonds, closed-end mutual funds, debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a "security."

3.   ENFORCEMENT

It is the responsibility of each Covered Person to act in accordance with a high standard of conduct and to comply with the policies and procedures set forth in this document. CAM takes seriously its obligation to monitor the personal investment activities of its employees. Any violation of this policy by employees will be considered serious, and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure, and suspension or termination of employment.

4.   OPENING AND MAINTAINING EMPLOYEE ACCOUNTS

Approval must be obtained from the Compliance Department prior to the opening of a brokerage account. If approval is granted, the employee must direct the broker to furnish copies of confirmations and statements to the Compliance Department.

5.   EXCLUDED ACCOUNTS AND TRANSACTIONS

The following types of accounts/transactions are not subject to the other restrictions of this policy:
- Accounts at outside mutual funds that hold only shares of open-end funds purchased directly

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   from that fund company. NOTE: TRANSACTIONS RELATING TO CLOSED-END FUNDS ARE
   SUBJECT TO THE PRE-CLEARANCE, BLACKOUT PERIOD AND OTHER RESTRICTIONS OF THIS POLICY;

- Estate or trust accounts in which an employee or related person has a beneficial interest, but no power to affect investment decisions. THERE MUST BE NO COMMUNICATION BETWEEN THE ACCOUNT(S) AND THE EMPLOYEE WITH REGARD TO INVESTMENT DECISIONS PRIOR TO EXECUTION. THE EMPLOYEE MUST DIRECT THE TRUSTEE/BANK TO FURNISH COPIES OF CONFIRMATIONS AND STATEMENTS TO THE COMPLIANCE DEPARTMENT;

- Fully discretionary accounts managed by either an internal or external registered investment adviser are permitted if there is no communication between the manager and the employee with regard to investment decisions prior to execution. The employee must designate that copies of trade confirmations and monthly statements be sent to the Compliance Department;

- Employees may participate in direct investment programmes which allow the purchase of securities directly from the issuer without the intermediation of a broker/dealer provided that the timing and size of the purchases are established by a pre-arranged, regularised schedule (e.g., dividend reinvestment plans). Employees must pre-clear the transaction at the time that the dividend reinvestment plan is being set up. Employees also must provide documentation of these arrangements and direct periodic (monthly or quarterly) statements to the Compliance Department; and

- In addition to the foregoing, the following types of securities are exempted from pre-clearance, blackout periods, reporting and short-term trading requirements: open-ended mutual funds; open-end unit investment trusts; U.K gilts, U.S. Treasury bills, bonds and notes; mortgage pass-throughs (e.g. Ginnie Maes) that are direct obligations of the U.S. government; bankers acceptances; bank certificates of deposit; commercial paper; and high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognised statistical rating organisation, such as S&P or Moody's), including repurchase agreements.

6.   SECURITIES HOLDING PERIOD/SHORT-TERM TRADING

Securities transactions must be for investment purposes rather than for speculation. Consequently, employees may not profit from the purchase and sale, or sale and purchase, of the same or equivalent securities within sixty (60) calendar days, calculated on a First In, First Out (FIFO) basis (i.e., the security may be sold on the 61st day). Citigroup securities received as part of an employee's compensation are not subject to the 60-day holding period. All profits from short-term trades are subject to disgorgement. However, with the prior written approval of the Head of Global Equity Investment or the Head of Non-US Fixed Income and the Regional Director of Compliance, and only in rare and/or unusual circumstances, an employee may execute a short-term trade that results in a significant loss.

7.   PRE-CLEARANCE

All CAM employees must pre-clear all personal securities transactions (see
Section 5 for a listing of accounts, transactions and securities that do not require pre-clearance). A copy of the pre-clearance form is attached as Exhibit
B. IN ADDITION, EMPLOYEES ARE PROHIBITED FROM ENGAGING IN MORE THAN TWENTY (20) TRANSACTIONS IN ANY CALENDAR MONTH, EXCEPT WITH PRIOR WRITTEN APPROVAL FROM HEAD OF GLOBAL EQUITY INVESTMENT OR HEAD OF NON-US FIXED INCOME INVESTMENT, OR DESIGNEE. A transaction must not be executed until the employee has received the necessary approval. Pre-clearance is valid only on the day it is given. If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected). In connection with obtaining

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approval for any personal securities transaction, employees must describe in detail any factors which might be relevant to an analysis of the possibility of a conflict of interest. Any trade that violates the pre-clearance process may be unwound at the employee's expense, and the employee will be required to absorb any resulting loss and to disgorge any resulting profit.

In addition to the foregoing, the CAM Director of Global Equity Research, or his designate, must approve all personal securities transactions for members of CAM's Research Department prior to pre-clearance from the Compliance Department as set forth in this section. Pre-approval by the Director of Research, or his designate, is in addition to and does not replace the requirement for the pre-clearance of all personal securities transactions.

8.   BLACKOUT PERIODS

No Covered Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership if he/she has knowledge at the time of such transaction that the security is being purchased or sold, or is being considered for purchase or sale, by a managed fund or client account. The following Blackout Periods apply to the categories of CAM employees listed below:

- ALL EMPLOYEES - may not buy or sell any securities for personal accounts seven (7) calendar days before or after managed funds or client accounts that the Firm manages trade in that security.

Additionally:

- RESEARCH ANALYSTS AND RESEARCH ASSISTANTS - may not buy or sell any securities for personal accounts seven (7) calendar days before or after the issuance of or a change in any recommendation; or seven (7) calendar days before or after any managed fund or client account about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department) trades in that security (see Research Personnel form).

Any violation of the foregoing provisions will require the employee's trade to be unwound, with the employee absorbing any resulting loss or disgorging any resulting profit. PLEASE BE REMINDED THAT, REGARDLESS OF THE PROVISIONS SET FORTH ABOVE, ALL EMPLOYEES ARE ALWAYS PROHIBITED FROM EFFECTING PERSONAL SECURITIES TRANSACTIONS BASED ON MATERIAL, NON-PUBLIC INFORMATION.

Blackout period requirements shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving a sum of $25,000 worth of shares or less if the issuer has a market capitalisation (outstanding shares multiplied by the current price per share) greater than $10 billion and is listed on a European Stock Exchange. For transactions involving shares listed on a US Exchange or NASDAQ the De Minimis of $25,000 will not apply. The applicable exemption for shares listed on a US Exchange or NASDAQ will be 500 or fewer shares in the aggregate, if the market capitalisation is greater than $10 billion. NOTE: PRE-CLEARANCE IS STILL REQUIRED. Under certain circumstances, the Compliance Department may determine that an employee may not rely upon this "Large Cap/De Minimis" exemption. In such a case, the employee will be notified prior to or at the time the pre-clearance request is made.

9.   PROHIBITED TRANSACTIONS

The following transactions by CAM employees are prohibited without the prior written approval from the Head of Global Equity Investment or the Head of Non-US Fixed Income, or designee, and the Regional Compliance Director:

-  The purchase of private placements; and

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-  The acquisition of any securities in an initial public offering (new issues of municipal debt securities may be acquired subject to the other requirements of this policy (e.g., pre-clearance))

'Spread betting' on financials (with the exception of foreign exchange) is prohibited.

10.  TRANSACTIONS IN OPTIONS AND FUTURES

CAM employees may buy or sell derivative instruments such as individual stock options, options and futures on indexes and options and futures on fixed-income securities, and may buy or sell physical commodities and futures and forwards on such commodities. These transactions must comply with all of the policies and restrictions described in this policy, including pre-clearance, blackout periods, transactions in Citigroup securities and the 60-day holding period. However, the 60-day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 days and the entire position (including the underlying security) is closed out.

11.  PROHIBITED RECOMMENDATIONS

No Covered Person shall recommend or execute any securities transaction by any managed fund or client account, without having disclosed, in writing, to the Head of Global Equity Investment or Head of Non-US Fixed Income, or designee, any direct or indirect interest in such securities or issuers, except for those securities purchased pursuant to the "Large Cap/De Minimis" exemption described in Section 8 above. Prior written approval of such recommendation or execution must also be received from the Head of Global Equity Investment or Head of Non-US Fixed Income, or designee. The interest in personal accounts could be in the form of:

-  Any direct or indirect beneficial ownership of any securities of such issuer;

-  Any contemplated transaction by the person in such securities;

-  Any position with such issuer or its affiliates; or

- Any present or proposed business relationship between such issuer or its affiliates and the person or any party in which such person has a significant interest.

12.  TRANSACTIONS IN CITIGROUP SECURITIES

Unless a CAM employee is a member of a designated group subject to more restrictive provisions, or is otherwise notified to the contrary, the employee may trade in Citigroup securities without restriction (other than the pre-clearance and other requirements of this policy), subject to the limitations set forth below.

Employees whose jobs are such that they know about Citigroup's quarterly earnings prior to release may not engage in any transactions in Citigroup securities during the "blackout periods" beginning on the first day of a calendar quarter and ending on the second business day following the release of earnings for the prior quarter. Members of the CAM Executive Committee in New York and certain other senior CAM employees are subject to these blackout periods.

Stock option exercises are permitted during a blackout period (but the simultaneous exercise of an option and sale of the underlying stock is prohibited). With regard to exchange traded options, no transactions in Citigroup options are permitted except to close or roll an option position that expires during a blackout period. Charitable contributions of Citigroup securities may be made during the blackout period, but an individual's private foundation may not sell donated Citigroup

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common stock during the blackout period. "Good 'til cancelled" orders on
Citigroup stock must be cancelled before entering a blackout period and no such orders may be entered during a blackout period.

No employee may engage at any time in any personal transactions in Citigroup securities while in possession of material non-public information.

Citigroup believes that no employee should have a financial interest in having the company's stock decline in price. Investments in Citigroup securities must be made with a long-term orientation rather than for speculation or for the generation of short-term trading profits. Employees may not engage in any of the following prohibited transactions in Citigroup securities without specific written approval from their Compliance Officer (such approval will rarely be granted):

PROHIBITED TRANSACTIONS:
-  Short sales;
-  Sales of "naked" options;
-  Purchases of puts for speculative purposes;
-  Speculative option strategies (i.e. straddles, combinations, spreads);
- Any transactions related to the hedging of shares of restricted stock awarded under the Capital Accumulation Program ("CAP").

COVERED EMPLOYEES MAY ENGAGE IN THE FOLLOWING TYPES OF TRANSACTIONS IN CITIGROUP
SECURITIES:

PERMITTED TRANSACTIONS:
-  Short sales against the box;
- Using puts and calls as part of a strategy to hedge a long position (securities must be deliverable); and
-  Purchases of calls.

The number of Citigroup shares an employee is entitled to in the Citigroup Stock Purchase Plan is not treated as a long stock position until such time as the employee has given instructions to purchase the shares of Citigroup. Thus, employees are not permitted to use options to hedge their financial interest in the Citigroup Stock Purchase Plan.

Contributions into the group's 401(k) Plan are not subject to the restrictions and prohibitions described in this policy.

13.  ACKNOWLEDGEMENT AND REPORTING REQUIREMENTS - CAM EMPLOYEES

All new CAM employees must certify that they have received a copy of this policy, and have read and understood its provisions. In addition, all CAM employees must:

- Acknowledge receipt of the policy and any modifications thereof, in writing (see Exhibit C for the form of Acknowledgement);

- Within 10 days of becoming a CAM employee, disclose in writing all information with respect to all securities beneficially owned and any existing personal brokerage relationships (employees must also disclose any new brokerage relationships whenever established). Such information should be provided on the form attached as Exhibit D;

- Direct their brokers to supply, on a timely basis, duplicate copies of confirmations of all personal securities transactions directly to the Compliance Department (NOTE: THIS REQUIREMENT MAY BE SATISFIED THROUGH THE TRANSMISSION OF AUTOMATED FEEDS);

- Within 10 days after the end of each calendar quarter, provide information relating to

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   securities transactions executed during the previous quarter for all securities accounts (NOTE: THIS REQUIREMENT MAY BE SATISFIED THROUGH THE TRANSMISSION OF AUTOMATED FEEDS);

- Submit an annual holdings report containing similar information that must be current as of a date no more than 30 days before the report is submitted, and confirm at least annually all brokerage relationships and any and all outside business affiliations (NOTE: THIS REQUIREMENT MAY BE SATISFIED THROUGH THE TRANSMISSION OF AUTOMATED FEEDS OR THE REGULAR RECEIPT OF MONTHLY BROKERAGE STATEMENTS); and

- Certify on an annual basis that he/she has read and understood the policy, complied with the requirements of the policy and that he/she has pre-cleared and disclosed or reported all personal securities transactions and securities accounts required to be disclosed or reported pursuant to the requirements of the policy.

- DISCLAIMER OF BENEFICIAL OWNERSHIP - The reports described in Sections 4 and 5 above may contain a statement that the reports shall not be construed as an admission by the person making the reports that he/she has any direct or indirect beneficial ownership in the securities to which the reports relate.

14.  HANDLING OF DISGORGED PROFITS

Any amounts that are paid/disgorged by an employee under this policy shall be donated to one or more charities.

15.  CONFIDENTIALITY

All information obtained from any Covered Person pursuant to this policy shall be kept in strict confidence, except that such information will be made available to the Financial Services Authority, Securities and Exchange Commission, or any other regulatory or self-regulatory organisation or to the Funds' Boards of Directors to the extent required by law, regulation or this policy.

16.  OTHER LAWS, RULES AND STATEMENTS OF POLICY

Nothing contained in this policy shall be interpreted as relieving any person subject to the policy from acting in accordance with the provision of any applicable law, rule or regulation or, in the case of CAM employees, any statement of policy or procedure governing the conduct of such person adopted by Citigroup, its affiliates and subsidiaries.

17.  RETENTION OF RECORDS

All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 17j-1 under the 1940 Act. The Compliance Department shall have the responsibility for maintaining records created under this policy.

18.  MONITORING

CAM takes seriously its obligation to monitor the personal investment activities of its employees and to review the periodic reports of all Covered Persons. Employee personal investment transaction activity will be monitored by the Compliance Department. All noted deviations from the policy requirements will be referred back to the employee for follow-up and resolution (with a copy to be supplied to the employee's supervisor).

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19.  EXCEPTIONS TO THE POLICY

Any exceptions to this policy must have the prior written approval of both the Head of Global Equity Investment or the Head of Non-US Fixed Income and the Regional Director of Compliance. Any questions about this policy should be directed to the Compliance Department.

20.  BOARD REVIEW

CAM shall provide to the Board of Directors of each Fund, on a quarterly basis, a written report of all material violations of this policy, and at least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act.

21.  AMENDMENTS - CAM EMPLOYEES

Unless otherwise noted herein, this policy became effective as to all CAM employees on March 30, 2000. This policy may be amended as to CAM employees from time to time by the Compliance Department. Any material amendment of this policy shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 under the 1940 Act.

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                                                                       EXHIBIT A

                       EXPLANATION OF BENEFICIAL OWNERSHIP

YOU ARE CONSIDERED TO HAVE "BENEFICIAL OWNERSHIP" OF SECURITIES IF YOU HAVE OR SHARE A DIRECT OR INDIRECT "Pecuniary Interest" IN THE SECURITIES.

You have a "Pecuniary Interest" in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

     1. Securities held by members of your IMMEDIATE FAMILY sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

          "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

     2. Your interest as a general partner in Securities held by a general or limited partnership.

     3. Your interest as a manager-member in the Securities held by a limited liability company.

YOU DO not HAVE AN INDIRECT PECUNIARY INTEREST IN SECURITIES HELD BY A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY IN WHICH YOU HOLD AN EQUITY INTEREST, unless YOU ARE A CONTROLLING EQUITY HOLDER OR YOU HAVE OR SHARE INVESTMENT CONTROL OVER THE SECURITIES HELD BY THE ENTITY.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

     1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

     2.   Your ownership of a vested interest in a trust.

     3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

THE FOREGOING IS A SUMMARY OF THE MEANING OF "BENEFICIAL OWNERSHIP". FOR PURPOSES OF THE ATTACHED POLICY, "BENEFICIAL OWNERSHIP" SHALL BE INTERPRETED IN THE SAME MANNER AS IT WOULD BE IN DETERMINING WHETHER A PERSON IS SUBJECT TO THE PROVISIONS OF SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE RULES AND REGULATIONS THEREUNDER.

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                                                                       EXHIBIT B

Updated 31 March 2003.

                       CITIGROUP ASSET MANAGEMENT ("CAM")
                        EMPLOYEE TRADE PRE-APPROVAL FORM
                                    (PAGE 1)

INSTRUCTIONS:
ALL EMPLOYEES ARE REQUIRED TO SUBMIT THIS FORM TO THE COMPLIANCE DEPARTMENT PRIOR TO PLACING A TRADE. THE COMPLIANCE DEPARTMENT WILL NOTIFY THE EMPLOYEE AS TO WHETHER OR NOT PRE-APPROVAL IS GRANTED. PRE-APPROVAL IS EFFECTIVE ONLY ON THE DATE GRANTED.

EMPLOYEE INFORMATION

Employee Name:                                     Phone Number:

Account Title:

Account Number:

Managed Account(s)/Mutual Fund(s) for which employee is a Covered Person:

SECURITY INFORMATION

                         IPO  / / Yes  / / No  PRIVATE PLACEMENT  / / Yes / / No

               SECURITY TYPE-E.G.,                    IF SALE, DATE FIRST      NO.       LARGE CAP
SECURITY NAME  COMMON STOCK, ETC.   TICKER  BUY/SELL      ACQUIRED(1)      SHARES/UNITS  STOCK?(2)
-------------  -------------------  ------  --------  -------------------  ------------  ---------



YOUR POSITION WITH THE FIRM:
  (PLEASE TICK ONE OF THE FOLLOWING)    / / Portfolio Manager / Portfolio
                                            Manager Assistant
                                        / / Research Analyst / Research Analyst
                                            Assistant
                                        / / Other

NOTE:   -  ALL PORTFOLIO MANAGERS MUST COMPLETE THE REVERSE SIDE OF THIS FORM.
        - All RESEARCH ANALYSTS and RESEARCH ANALYST ASSISTANTS MUST provide an additional form signed by RAMA KRISHNA or one of his designees.

CERTIFICATION
I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by CAM (including mutual funds managed by CAM). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any Managed Accounts and/or Mutual Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all Firm policies regarding employee personal securities transactions.

SIGNATURE                                               DATE
         ----------------------------                       --------------------

FOR USE BY THE COMPLIANCE DEPARTMENT

ARE SECURITIES  / /  Yes  / /  No  PRE-APPROVAL  / /  Yes  / /  No  Reason not
RESTRICTED?                        GRANTED?                         granted:


COMPLIANCE DEPARTMENT SIGNATURE:                 Date:               Time:

                       CITIGROUP ASSET MANAGEMENT ("CAM")
                    PAGE 2 - PORTFOLIO MANAGER CERTIFICATION

All portfolio managers must answer the following questions in order to obtain pre-approval. All questions must be answered or the form will be returned. If a question is not applicable, please indicate "N/A".

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(1) All securities sold must have been held for at least Calendar 60 days.
(2) For purposes of CAM's Personal trading policy, a Large Cap Exemption applies to transactions involving a sum of $25,000 worth of shares or less if the issuer has a market capitalisation (outstanding shares multiplied by the current price per share) greater than $10 billion and is listed on a European Stock Exchange. For transactions involving shares listed on a US Exchange or NASDAQ the De Minimis of $25,000 WILL NOT APPLY. The applicable exemption for shares listed on a US Exchange or NASDAQ will be 500 or fewer shares in the aggregate, if the market capitalisation is greater than $10 billion.

                                       16
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1.   Have your client accounts purchased or sold the securities (or related
     securities) in the past seven (7) calendar days?  Yes / /     No / /

2. Do you intend to purchase or sell the securities (or related securities) for any client accounts in the next seven (7) calendar days? Yes / / No / /

3.   Do any of your client accounts currently own the securities (or related
     securities)?   Yes / /     No / /

     3a. If yes, and you are selling the securities for your personal account, please explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

4. Have you, in the past seven (7) calendar days, CONSIDERED purchasing the securities (or related securities) for your client accounts? Yes / / No / /

     4a. If yes, and you are purchasing securities for your personal account, please explain why the purchase of the securities is appropriate for your account but has been rejected for your client accounts:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

     4b. If no, and you are purchasing securities for your personal account, please explain why the purchase of the securities has not been considered for your client accounts:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

CERTIFICATION

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by CAM (including mutual funds managed by CAM). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related securities for any Managed Accounts and/or Mutual Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all Firm policies regarding employee personal securities transactions.

---------------------------------             ---------------------------------
Signature                                             Date

FOR USE BY THE COMPLIANCE DEPARTMENT

ARE SECURITIES  / /  Yes  / /  No  PRE-APPROVAL  / /  Yes  / /  No  Reason not
RESTRICTED?                        GRANTED?                         granted:

COMPLIANCE DEPARTMENT SIGNATURE:                 Date:              Time:

                       CITIGROUP ASSET MANAGEMENT ("CAM")
      SUPPLEMENTAL PERSONAL TRADE PRE-APPROVAL FORM FOR RESEARCH PERSONNEL

TRADE DATE:                 CLEARANCE FAX NUMBER: (212) 793-1688

                                                                CONFLICT WITH    CONFLICT WITH
                                       CLIENT     RECOMMENDED     RESEARCH       MANAGED FUNDS
       DESCRIPTION/                  ACCOUNT(2)   SECURITY(3)   DEPARTMENT(4)      OR CLIENT
B/S       SYMBOL      SHARES/UNITS     (Y/N)         (Y/N)          (Y/N)       ACCOUNTS(5) (Y/N)
-----  ------------   ------------   ----------   -----------   -------------   -----------------



                             PROFIT FROM A
CONFLICT WITH MANAGED  TRANSACTION WITHIN SIXTY
   FUNDS OR CLIENT       (60) CALENDAR DAYS(7)   IPO(8)  PRIVATE PLACEMENT(9)  FOREIGN SECURITY(10)
  ACCOUNTS(6) (Y/N)              (Y/N)           (Y/N)          (Y/N)                  (Y/N)
---------------------  ------------------------  ------  --------------------  --------------------



PLEASE CHECK ALL THAT APPLY:

/ / I agree that if an investment opportunity for a client in the same security presents itself within seven (7) calendar days of my personal trade, I will break my personal trade or immediately seek a waiver from Compliance.

/ / Do you currently own in a personal account any securities that you cover? If "Yes", please supply the Name, Symbol and CUSIP number below:

CERTIFICATION:

I certify that I have read and understood the CAM PIP and recognize that I am subject to its provisions. I also certify that I have complied with the requirements of the CAM PIP and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant thereto.


          ----------------------------------------------------------------------
              Name (Please Print)            Signature                  Date

   / /    Approved(11)

----------
(2) Do you know if this security is being purchased or sold for a client or is being considered for purchase or sale for a client?
(3)  Is this security currently a recommended security?
(4) If the security is a "recommended" security, will your personal trade occur seven (7) calendar days before or after the issuance of or a change in any recommendation?
(5) Will your personal trade occur seven (7) calendar days before or after any managed fund or client account (for which you have trading or portfolio information) trade in that security?
(6) Will your personal trade occur seven (7) calendar days before or after any managed fund or client account (for which you have trading or portfolio information) trade in that security?
(7) If you have purchased or sold this security (or equivalent) within the last sixty (60) days, will this transaction result in a profit? (Profits and holding are calculated using First In First Out (FIFO))
(8)  Is this security being offered pursuant to an Initial Public Offering?
(9)  Is this security being offered pursuant to a Private Placement?
(10) Is the security traded on a foreign exchange?

   / /    Not Approved(9)

          ----------------------------------------------------------------------
            Name (Please Print)        Signature           Date         Time

----------
(11) Must be signed by either Rama Krishna, Patricia Ribeiro,
     Robert Mcconnaughey

                           PERSONAL INVESTMENT POLICY
                                    EXHIBIT C
                                       FOR
                       CITIGROUP ASSET MANAGEMENT - LONDON
                                 ACKNOWLEDGMENT

   I acknowledge that I have received and read the Personal Investment Policy for Citigroup Asset Management, London - dated March 30 2000. I understand the provisions of the Personal Investment Policy as described therein and agree to abide by them.


          EMPLOYEE NAME (PRINT):
                                   ------------------------------------
          SIGNATURE:
                                   ------------------------------------
          DATE:
                                   ------------------------------------


   This Acknowledgment form must be completed and returned no later than, within 10 days of employment to the Compliance Department - Attention: Bernard Andoh, Cottons Centre, Hays Lane, 4th Floor, London, SE1 2QT.

                                                                       EXHIBIT D

         CITIGROUP ASSET MANAGEMENT - LONDON PERSONAL INVESTMENT POLICY FINANCIAL SERVICES FIRM DISCLOSURE AND INITIAL REPORT OF SECURITIES HOLDINGS

THIS REPORT MUST BE SIGNED, DATED AND RETURNED WITHIN 10 DAYS OF EMPLOYMENT TO THE COMPLIANCE DEPARTMENT - ATTENTION: BERNARD ANDOH,4TH FLOOR COTTONS CENTRE, HAYS LANE, LONDON.

EMPLOYEE NAME: ________________________DATE OF EMPLOYMENT:______________________
________________________________________________________________________________

BROKERAGE ACCOUNTS:
/ / I do not have a BENEFICIAL INTEREST in any account(s) with any financial services Firm.
/ / I MAINTAIN THE FOLLOWING ACCOUNT(S) WITH THE FINANCIAL SERVICES FIRM(S) LISTED BELOW (ATTACH ADDITIONAL INFORMATION IF NECESSARY-E.G., A BROKERAGE STATEMENT). PLEASE INCLUDE THE INFORMATION REQUIRED BELOW FOR ANY BROKER, DEALER OR BANK WHERE AN ACCOUNT IS MAINTAINED WHICH HOLDS SECURITIES FOR YOUR DIRECT OR INDIRECT BENEFIT AS OF THE DATE YOU BEGAN YOUR EMPLOYMENT.

NAME OF FINANCIAL SERVICE(S)
  FIRM AND ADDRESS NUMBER            ACCOUNT TITLE             ACCOUNT
----------------------------         -------------      ----------------------



SECURITIES HOLDINGS:
Complete the following (or attach a copy of your most recent statement(s)) listing all of your securities holdings, with the exception of open-ended mutual funds, U.K and U.S Government securities if:
- You own securities which are held by financial services Firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement which is attached. Use additional sheets if necessary.
- Your securities are not held with a financial service(s) Firm (e.g., dividend reinvestment programs and private placements).

                                            # OF      PRINCIPAL                       FINANCIAL
TITLE OF SECURITY       TICKER SYMBOL       SHARES    AMT.           HELD SINCE       SERVICES FIRM
-----------------       -------------       ------    ---------      ----------       -------------



/ /  I have no securities holdings to report.
I certify that I have received the CAM - UK Personal Investment Policy and have read it and understood its contents. I further certify that the above represents a complete and accurate description of my brokerage account(s) and securities holdings as of my date of employment.

SIGNATURE:                                   DATE OF SIGNATURE:
           --------------------------------                     ----------------